ADVANCED 3-D ULTRASOUND SERVICES, INC.

                             3900 31st Street, North

                          St. Petersburg, Florida 33714

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 October 7, 2005

The Annual Meeting of Shareholders of Advanced 3-D Ultrasound Services, Inc., a Florida corporation (the "Company"), will be held at 3900 31st Street, North, St. Petersburg, Florida, on Monday, November 7, 2005, at 10:00 AM local time, for the transaction of the following business:

     (1) To consider and, if thought fit, pass the following resolution electing three (3) directors to the Board of Directors of the Company. The following persons have been nominated by the Board of Directors:

                                    Benjamin C. Croxton
                                    Mike Prentice
                                    Jodi Crumbliss

     (2) To consider and, if thought fit, pass the following resolution amending
Article I of the Company's Articles of Incorporation, to change the name and principal office of the Company as follows:

                                 ARTICLE I NAME

                  The name of the corporation shall be World Energy Solutions, Inc. and its principal office and mailing address shall be 3900 31st Street, North, St. Petersburg, FL 33714.

     (3) To ratify the approval of Ferlita, Walsh & Gonzalez, P.A., as the Company's auditors for the year ending December 31, 2005.

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors recommends that all shareholders vote "FOR" approval of the three nominees to the Company's Board of Directors, and "FOR" approval of the proposed amendment to the Articles of Incorporation of Advanced 3-D Ultrasound Services, Inc.

Under the Florida Business Corporation Act and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the meeting will be required in order to approve the matters referred to in proposals (1), (2) and
(3) above.

The Board of Directors has fixed the close of business on October 6, 2005, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof. Only holders of record of Common Stock at the close of business on October 6, 2005, will be entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof.

In order to assure that your interests will be represented, whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Benjamin C. Croxton

CEO

October 7, 2005



                     ADVANCED 3-D ULTRASOUND SERVICES, INC.

                             3900 31st Street, North

                          St. Petersburg, Florida 33714

                       Phone 727-525-5552 Fax 727-526-2290

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 7, 2005

         This proxy statement and accompanying form of proxy will be mailed to holders of Common Shares on or about October 7, 2005. They are furnished in connection with the solicitation by the Board of Directors (hereinafter sometimes referred to as the "Board") of Advanced 3-D Ultrasound Services, Inc. (hereinafter sometimes referred to as the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on November 7, 2005, at 10:00 AM (EST), at 3900 31st Street, North, St. Petersburg, Florida, and at any adjournment or adjournments thereof.

         At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon resolutions (1) approving the election of three directors to serve until the next annual meeting, (2) to approve the amendment of the Company's Articles of Incorporation to change the name to World Energy Solutions, Inc., and the principal address of the Company; and (3) to approve the Company's auditors for the year ending December 31, 2005. The Board of Directors recommends you vote "FOR" these proposals.

                               VOTING INFORMATION

         The Board of Directors has fixed the close of business on October 6, 2005, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Accordingly, only holders of record of common shares at the close of business on the record date will be entitled to receive notice of, and to vote at, the meeting. On any matter which may properly come before the meeting, holders of common shares of record on the record date are entitled to one vote per share. On the record date, _____________________ common shares were issued and outstanding, representing __________________ votes.

         Shareholders who do not plan to be present at the Annual Meeting are requested to date and sign the enclosed form of proxy and return it in the return envelope provided. All common shares which are represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" election of the nominees listed therein as directors of the Company who will constitute the entire Board of Directors of the Company, "FOR" approval amending the Company's Articles of Incorporation to change the name and principal address of the Company; and "FOR" approval of the Company's auditors for the year ending December 31, 2005.

         Under applicable provisions of the Florida Business Corporation Act, business to be considered at the Annual Meeting is confined to that business described in the notice of meeting to which this proxy statement is attached. Thus, the matters to come before the meeting will be limited to those matters described in the notice. All proxies presented at the Annual Meeting, whether given to vote in favor of or against the foregoing proposals, will, unless contrary written instructions are noted on the form of proxy, also entitle the persons named in such proxy to vote such proxies in their discretion on any proposal to adjourn the meeting or otherwise concerning the conduct of the meeting.

         Shareholders have the right to revoke their proxies by notifying the Secretary of the Company in writing at any time prior to the time the common shares represented thereby are actually voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Annual Meeting, either a written notice of revocation bearing a later date than the proxy, or a duly executed proxy relating to the same shares bearing a later date than the other proxy, or (ii) attending the Annual Meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxy should be sent to Advanced 3-D Ultrasound Services, Inc., 3900 31st Street, North, St. Petersburg, Florida 33714, Attention: Secretary.

         Under the applicable provisions of the Florida Business Corporation Act and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the Annual Meeting will be required in order to approve the matters referred to in proposals (1), (2) and (3) below.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Three (3) directors, constituting the entire Board of Directors, is proposed to be elected to serve until the next Annual Meeting of shareholders, or until a successor shall be elected and shall qualify. The following persons are proposed to be nominated:

                            Principal Occupation       Year First
                              and Other Major            Became
Name                   Age     Affiliations             Director

Benjamin C. Broxton    56       CEO, CFO                  2005

Mike Prentice          75       President                 2005

Jodi Crumbliss         45       Secretary-Treasurer       2005

     Benjamin C. Croxton served as Executive Vice President of Professional Technical Systems, Inc., a company engaged in the business of developing, manufacturing and selling electrical surge protection devices, from April 2003 to March 2004, and has served as its President from March 2004 to the present. From June 2000 to the present, Mr. Croxton has served as President of iTactical Services, Inc., which is engaged in the business of providing technical temp services to the telecom industry. Mr. Croxton is not a director of any other reporting company. Mr. Croxton owns approximately 33% of the outstanding shares of World Energy Solutions, Inc., a corporation engaged in the business of consulting regarding energy conservation technologies and installing such technologies at commercial and industrial facilities. Registrant and World Energy Solutions, Inc. have discussed the merger of World Energy Solutions, Inc. into Registrant based on a one-for-one exchange of World Energy Solutions, Inc. shares for shares of the Registrant. 8,738,500 shares of World Energy Solutions, Inc. are outstanding. The effect of the merger would be that approximately 97.78% of the outstanding shares of the Registrant would be held by the former shareholders of World Energy Solutions, Inc. No agreement for the merger of the two companies has been finalized.

     Mike Prentice has served as President of Professional Technical Systems, Inc. from April 1984 to the present. Mr. Prentice is not a director of any other reporting company. Mr. Prentice owns approximately 33% of the outstanding shares World Energy Solutions, Inc.

   Jodi Crumbliss has been bookkeeper for Professional Technical Systems, Inc. from January 1990 to the present. Ms. Crumbliss owns less that 1% of the outstanding shares of World Energy Solutions, Inc.

         The principal occupation of the nominees during at least the last five years is that shown in the table above. If the nominees for directors should become unavailable for election (which the Board of Directors has no reason to believe will be the case), the shares represented by the enclosed proxy will be voted for such substitute nominees as may be nominated by the Board of Directors.

         Directors, including directors also serving the Company in another capacity and receiving separate compensation therefor shall be entitled to receive from the Company as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors. To date, the Board of Directors has received no compensation, and no attendance fees have been paid.

        PROPOSAL 2 - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
             TO CHANGE THE NAME AND PRINCIPAL ADDRESS OF THE COMPANY

         At the Annual Meeting of Shareholders, a proposal will be considered and acted upon to amend the Articles of Incorporation of the Corporation change the name to World Energy Solutions, Inc., and the principal address of the Company.

         The proposal to be voted upon would amend Article I so that the paragraphs would read as follows:

                                 ARTICLE I NAME

The name of the corporation shall be World Energy Solutions, Inc. and its principal office and mailing address shall be 3900 31st Street, North, St. Petersburg, FL 33714.

                            PROPOSAL 3 - APPROVAL OF
          THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005

         At the Annual Meeting of Shareholders, a proposal will be considered and acted upon to approve the company's auditors for the year ending December 31, 2005.

         The Board of Directors recommends that all shareholders vote "FOR" approval of the three nominees to the Company's Board of Directors, "FOR" approval of the proposed amendment to the Articles of Incorporation of Advanced 3-D Ultrasound Services, Inc., and "FOR" approval of the Company's auditors for the year ending December 31, 2005.

                             OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 6, 2005 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors as a group as of October 6, 2005

Names and Address of Individual or   Amount and Nature of         Approximate
Identity of Group                    Beneficial Ownership*        % of Class**
--------------------------------------------------------------------------------
Benjamin C. Croxton                      4,354,500                   37.99%
Mike Prentice                            1,879,500(1)                16.39%
All Officers and Directors as a group    6,234,000                   54.38%
Rachel Steele                            2,415,332(2)                20.97%

*Securities "beneficially owned" are determined in accordance with the definition of "beneficial ownership" as set forth in regulations promulgated under the Securities Exchange Act of 1934, and accordingly may include securities owned by or for, among others, the spouse and/or minor children of an individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty days of the date hereof through the exercise of options, or otherwise.

**Percentage of beneficial ownership is based upon 11,463,500 shares of Common Stock, all of which were outstanding on August 24, 2005. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of October 6, 2005, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(1) Includes 500,000 shares held by Mr. Prentice as custodian for minor, Michele Prentice.
(2) Includes 800,000 shares held by Ms. Steele as President of Rajax Corporation, and 1,000,000 shares held as trustee for Joshua Steele and Alexa Steele.

                   COMPLIANCE WITH SEC REPORTING REQUIREMENTS

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than five percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of
Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2000 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and five-percent beneficial owners for such fiscal year.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The Company's officers are not compensated at present.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the compensation earned, by the Company's Chief Executive Officers for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table will be collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                      (three fiscal years ended December 31, 2002, 2003 and 2004)

                                Annual Long Term

                            Compensation Compensation

                                                                             Other
                                                                            Annual         All Other

Name and Position                   Year    Salary            Bonus     Compensation    Compensation
David Weintraub                     2004    $0                $0           $0                $0
Chief Executive Officer             2003    $0                $0           $0                $0
                                    2002    $0                $0           $0                $0

Glen Ostrowski                      2004    $17,500           $0           $0                $0
President                           2003    $47,099.71        $0           $0                $0
                                    2002    $0                $0           $0                $0

Tanya Ostrowski                     2004    $34,572           $0           $0                $0
Secretary-Treasurer                 2003    $17,548.20        $0           $0                $0
                                    2002    $0                $0           $0                $45,000(1)

Rachel Steele                       2004    $24,700           $0           $0                $0
Vice President                      2003    $  7,671          $0           $0                $0
                                    2002    $0                $0           $0                $45,000(2)

Benjamin C. Croxton                 2005    $0                $0           $0                $0
Chief Executive Officer
Chief Financial Officer

Mike Prentice                       2005    $0                $0           $0                $0
President

Jodi Crumbliss                      2005    $0                $0           $0                $0
Secretary-Treasurer

(1)Reflects issuance of 4,500,000 shares.
(2)Reflects issuance of 4,500,000 shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has no employment agreements with any of its officers.

                 SHAREHOLDER PROPOSALS FOR 2006 PROXY STATEMENT

Shareholder proposals that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2006 must be received by the Company no later than March 1, 2006 in order to be included in the proxy statement and related proxy materials. Please send any such proposals to Advanced 3-D Ultrasound Services, Inc., 3900 31st Street, North, St. Petersburg FL 33714,
Attn: Investor Relations. In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 1, 2006.

                                   FORM 10-KSB

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ADVANCED 3-D ULTRASOUND SERVICES, INC., 3900 31ST STREET, NORTH, ST. PETERSBURG FL 33714, ATTN: INVESTOR RELATIONS.

                                  OTHER MATTERS

         The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

         Proxies are being solicited by and on behalf of the Board of Directors. The cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of these proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions. If necessary, the Company may also use individuals, who will not be specifically compensated, to solicit proxies from shareholders, either personally or by telephone, telegram or letter. The Board and officers are not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the shares of Common Stock, represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

         You are cordially invited to attend this meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy, which may be revoked if you are present at the meeting and so request.

ADVANCED 3-D ULTRASOUND SERVICES, INC.

Benjamin C. Croxton, CEO

October 7, 2005


                                      PROXY

                     ADVANCED 3-D ULTRASOUND SERVICES, INC.

            This Proxy is Solicited by the Board of Directors for the

           Annual Meeting of Shareholders to be Held November 7, 2005

         The undersigned hereby appoints Benjamin C. Croxton, with individual power of substitution and revocation, to vote all common shares of Advanced 3-D Ultrasound Services, Inc. (the "Corporation") which the undersigned would be entitled to vote, if personally present at the Annual Meeting of shareholders to be held at 3900 31st Street, North, St. Petersburg, Florida 33714, on November 7, 2005, and any adjournment thereof, upon matters indicated below as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated October 7, 2005.

         This Proxy will be voted in accordance with the instructions as indicated below. If no instructions are given, this Proxy will be voted "FOR" approval of the three nominees to the Corporation's Board of Directors, "FOR" approval of the proposed amendment to the Articles of Incorporation of Advanced 3-D Ultrasound Services, Inc., and "FOR" approval of the Company's auditors for the year ending December 31, 2005.

         Please sign where indicated and return this Proxy promptly in the enclosed envelope.

1. Election of three (3) Directors: Benjamin C. Croxton, Mike Prentice, Jodi Crumbliss.

             FOR __________     AGAINST ___________      ABSTAIN ___________

              or all nominees except as noted:

2. Approval of the proposed amendment to the Articles of Incorporation of Advanced 3-D Ultrasound Services, Inc.

            FOR __________     AGAINST ___________      ABSTAIN ___________



3.   Approval of the Company's auditors for the year ending December 31, 2005.

            FOR __________     AGAINST ___________      ABSTAIN ___________

         Please sign exactly as name appears on address label. Executors, administrators, guardians, trustees, attorneys, and officers or representatives should give full title. For joint owners, each owner should sign.


--------------------------------------
Signature(s)

--------------------------------------
Printed Name(s)

Date:___________________________________________




DEAR ADVANCED 3-D ULTRASOUND SERVICES, INC. SHAREHOLDER:

         You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of Advanced 3-D Ultrasound Services, Inc. (the "Company") which will be held at the principal offices of the Company, located at 3900 31st Street, North, St. Petersburg, Florida, on Monday, November 7, 2005, at 10:00 AM. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. If you do not plan to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting. We look forward to seeing you at the Annual Meeting.

ADVANCED 3-D ULTRASOUND SERVICES, INC.

Benjamin C. Croxton, CEO

October 7, 2005